EXHIBIT 99.1

Avantax Wealth Management Welcomes 175 New Affiliates Through October

New affiliates attracted by cost structure, close-knit community of Financial Professionals, flexible affiliation options, and Avantax’s commitment to investing for future growth

DALLAS – (Dec. 14, 2020) – Avantax Wealth Management℠ welcomed 175 Financial Professionals from 35 states as new affiliates through the first 10 months of 2020, despite this year’s myriad challenges, including market volatility and uncertainty flowing from the COVID-19 pandemic.

To put Avantax’s affiliation growth momentum into perspective, through Oct. 31, 2020, Avantax has:

•Recruited 95 affiliates away from other broker-dealers
•Welcomed new affiliates with combined total client assets of more than $450 million
•Had 104 affiliates referred to by current Avantax Financial Professionals

Avantax believes that its status as one of the lowest-cost financial partners, combined with its range of flexible affiliation options and its commitment to investing in the future success of its Financial Professionals, were key to attracting 130 firms and 45 independent Financial Professionals to affiliate with Avantax so far this year.

“While it’s a well-known fact, it bears repeating that among the most attractive aspects of Avantax is our close-knit community of Financial Professionals who actively support each other and share best practices and advice with their peers,” said Avantax Wealth Management President Todd Mackay. “It’s that spirit of community that draws new affiliates who are looking for a unique experience with their financial services partner. We certainly look forward to delivering on that promise to all of our affiliates, including the 175 new ones we are so pleased to welcome to Avantax.”

The new Avantax affiliates reflect an array of specialties, business goals and robust portfolios of individuals, families and small-business customers.

One of the new firms joining Avantax from Sigma Financial is Making Investing Personal, a multi-generational financial planning team in Livonia, Michigan, with $88 million in total client assets. Advisor Terence Reed, CFP® said the like-minded business philosophies and up-to-date technology were among the factors in the firm’s decision to partner with Avantax. His colleague, Melissa Rubingh, AIF®, noted that Avantax presented an attractive blend of being a large, well-established business, while still providing personalized service.

A few hours west of the Making Investing Personal team, the Rozovics Group, LLP, a family-owned firm near Chicago with $50 million in total client assets, joined Avantax from Cetera. Managing Partner Jeff Rozovics also cited the competitive advantage his firm can deliver through the technology platform and personalized support provided by Avantax.

“We’re excited about Avantax’s future, even amid one of the most difficult business climates of the past 20 years, and we continue looking for inventive ways to help our partners grow and to give them the tools to provide outstanding service to their clients,” said Tim Stewart, Vice President, Business Development for Avantax. “The value and personalized service are consistently mentioned as reasons for aligning with Avantax, and we’re excited to welcome so many like-minded Financial Professionals to our one-of-a-kind community of financial services experts.”
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EXHIBIT 99.1
Avantax Welcomes 175 New Affiliates Through October/Page 2

About Avantax Wealth Management℠
Avantax Wealth Management℠ (which comprises the Wealth Management business of Blucora, Inc.) offers a tax-advantaged approach for comprehensive financial planning. Through its Tax-Smart approach, Avantax Financial Professionals help clients leverage taxes to create financial growth opportunities. Most financial companies treat taxes as an afterthought, or not at all, even though taxes are one of life’s most complex and costly expenses. Avantax uses technology, tax and wealth management insights to uncover tailored and advantageous opportunities across our clients’ financial lifecycles to help enable better long-term outcomes.

Media Contact:
Tony Katsulos
Director, Public Relations
Avantax Wealth Management
(972) 870-6654
Tony.Katsulos@avantax.com

Avantax Wealth ManagementSM is the holding company for the group of companies providing financial services under the Avantax name. Securities offered through Avantax Investment ServicesSM, Member FINRA, SIPC. Investment advisory services offered through Avantax Advisory ServicesSM. Insurance services offered through licensed agents of Avantax Insurance AgencySM and Avantax Insurance ServicesSM. 3200 Olympus Blvd., Suite 100, Dallas, TX 75019, 972-870-6000

The Avantax family of companies exclusively provide investment products and services through its representatives. Although Avantax Wealth Management℠ does not provide tax or legal advice, or supervise tax, accounting or legal services, Avantax representatives may offer these services through their independent outside business. This information is not intended as tax or legal advice. Please consult our firm and your legal professional for specific information regarding your individual situation.

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